UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2016

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2016, Prism Technologies Group, Inc. (the ”Company) was notified by Nasdaq that it was not in compliance with Listing Rule 5550(b)(1), requiring listed companies to maintain a minimum of $2,500,000 in stockholders’ equity. As of September 30, 2016, the Company reported stockholders’ equity of $2,386,000, and the Company does not meet alternative requirements based on the market value of listed securities or net income from continuing operations.

The Company has 45 calendar days, or until January 3, 2017, to submit a plan to Nasdaq to regain compliance with this Listing Rule. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from November 16, 2016 to evidence compliance. In determining whether to accept the Company’s plan, Nasdaq will consider such things as the likelihood that the plan will result in compliance with Nasdaq’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition and its public disclosures.

.

The Company is presently evaluating various courses of action concerning compliance with the listing rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: November 17, 2016	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary